UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2016

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA	95448
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

Not applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2016, Truett-Hurst, Inc.’s subsidiary, H.D.D. LLC, a California limited liability corporation (the “Company” or “Seller), entered into an Agreement pursuant to which the Company sold its entire membership interest in The Wine Spies (“TWS”) to Jason Seeber, an individual (the “Buyer”) for consideration of $25,000 which was paid in full at closing. The Seller’s membership interest represents the Company’s entire, right, title, and interest in equity and profits of TWS and all tangible and intangible assets used in the business of TWS. The sale has an effective date of December 31, 2015.

In addition to customer representation and warranties, TWS and the Buyer provided the Company a full and final release of all claims, known and unknown.

The sale was announced in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.
(Registrant)

Date: January 26, 2016
By:	/s/ Phillip L. Hurst
Phillip L. Hurst
Chief Executive Officer

Date: January 26, 2016
By:	/s/ Paul A. Forgue
Paul A. Forgue
Chief Financial Officer & Chief Operations Officer